UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2012

SOUTHERN STAR CENTRAL CORP.

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(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY 42301		42301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (270) 852-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 24, 2012, Morgan Stanley Infrastructure Partners (MSIP) completed its acquisition of the remaining 60% economic stake and 50% voting stake in Southern Star Central Corp. (the “Company”).  Effective on that same date, each of Mark Mellana and Tyson Yates resigned as members of the Board of Directors of the Company.  On September 26, 2012, the number of members on the Board of Directors of the Company was reduced from four to three pursuant to shareholder consent and Mr. Thomas Gray was elected to the Board of Directors of the Company by written consent of the remaining Directors of the Company.

Mr. Gray, 40, has worked for MSIP’s Management Group since February 2009 and is currently an Executive Director and Senior Manager with that group.  Before joining MSIP, Mr. Gray worked for Lehman Brothers Global Infrastructure Partners where he held positions as Senior Vice President and Principal. He also held positions in the Power and Utility Industry Group in the Investment Banking Division of Lehman Brothers where he specialized in regulated utilities, wholesale power generation and project financing.  Mr. Gray serves on the board of several MSIP portfolio companies, including Chicago Parking Meters, LLC, Madrilena Red de Gas and Montreal Gateway Terminals, LP Corp.  Mr. Gray holds a M.B.A. in Finance and Management and a B.S. in Finance and International Business from the Stern School of Business at New York University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2012	SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer

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